UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 30, 2012

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On March 30, 2012, Rogers Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of July 13, 2011.  The Amendment modified the minimum Fixed Charge Coverage Ratio that had been established in the Credit Agreement.  (Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Credit Agreement).  In consideration of the Company paying an amendment upfront fee of 0.05% of the Lenders’ Revolving Commitment and the amount of the outstanding Term Loans (as of the date of the Amendment, these amounts were $165,000,000 and $97,500,000, respectively), the Lenders and the Administrative Agent agreed to modify Section 6.12(b) of the Credit Agreement so as to adjust the Fixed Charge Coverage Ratio, determined as of the end of each fiscal quarter, from 2.50 to 1.00 to the ratios shown below for the time periods shown below:

Period	Fixed Charge Coverage Ratio
March 31, 2012 through December 31, 2012	1.25 to 1.00
March 31, 2013 through December 31, 2013	1.50 to 1.00
March 31, 2014 and thereafter	1.75 to 1.00

Other than as it was specifically modified by the Amendment, the Credit Agreement remains in full force and effect.

The above description of the Amendment is not complete and is qualified in its entirety by reference to the text of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.                                                      Description

10.1	Amendment No. 1 Dated as of March 30, 2012 to Amended and Restated Credit Agreement Dated as of July 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
By: /s/ Dennis M. Loughran
Dennis M. Loughran
Vice President, Finance and
Chief Financial Officer

Date:  April 5, 2012